Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

PRGX Global, Inc.

Atlanta, Georgia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 14, 2012, relating to the consolidated financial statements, the effectiveness of PRGX Global, Inc.’s internal control over financial reporting, and schedule of PRGX Global, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Atlanta, Georgia

November 19, 2012